UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2011

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive
Shelton, Connecticut 06484
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information described in Item 2.03 below is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 4, 2011, TranSwitch Corporation (“TranSwitch”) entered into an Amended and Restated Business Financing Agreement (the “Amended Agreement”) with Bridge Bank, National Association (“Bridge Bank”) together with certain other related financing documents (the “Financing Documents”).  The Amended Agreement amends and restates TranSwitch’s existing Business Financing Agreement with Bridge Bank, dated March 12, 2010, which terminated on March 12, 2011. The Financing Documents collectively provide a credit facility to TranSwitch of up to $5,000,000 (the “Facility”) secured by substantially all the personal property of TranSwitch, including TranSwitch’s accounts receivable and intellectual property.  Subject to the terms of the Amended Agreement, availability under the Facility is based on a formula pursuant to which Bridge Bank would advance an amount equal to the lower of $5,000,000 or 80% of TranSwitch’s eligible accounts receivable, with account eligibility and advance rates determined by Bridge Bank in its sole discretion.  The term of the Facility is two years and at the expiration of such term, all loan advances under the Facility will become immediately due and payable.  TranSwitch has no immediate expectation of drawing funds under the Facility.

Except as otherwise set forth in the Amended Agreement, borrowings made pursuant to the Amended Agreement will bear interest at a rate equal to the higher of (i) the prime rate (as announced by Bridge Bank) plus 2.0% or (ii) 5.25%.  Bridge Bank is also entitled to the payment of certain fees and expenses pursuant to the Financing Documents, including a monthly maintenance fee of 0.20 percentage points on the average daily account balance and an annual fee of $50,000.

The Amended Agreement contains customary representations, warranties, and affirmative and negative covenants for facilities of this type, including certain restrictions on dispositions of the TranSwitch’s assets, changes in business, and incurrence of certain indebtedness and encumbrances.  The Amended Agreement also contains customary events of default, including payment defaults and a breach of representations and warranties and covenants.  If an event of default occurs and is continuing, Bridge Bank has customary rights and remedies under the Amended Agreement, including the right to declare all outstanding indebtedness under the Facility immediately due and payable and ceasing to advance money or extend credit.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

10.1	Amended and Restated Business Financing Agreement by and between TranSwitch Corporation and Bridge Bank, National Association, dated as of April 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

April 8, 2011	By:	/s/	Robert A. Bosi

	Name:		Robert A. Bosi
	Title:		Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Business Financing Agreement by and between TranSwitch Corporation and Bridge Bank, National Association, dated as of April 4, 2011